UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 15, 2006

APPLIED IMAGING CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-21371	77-0120490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Baytech Drive

San Jose, California 95134

(Address of principal executive offices, including zip code)

(408) 719-6400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 16, 2006, Applied Imaging (the “Company”) held its annual meeting of stockholders. At the meeting, the Company’s stockholders approved, among other things, the adoption of the Company’s 2006 Employee Stock Purchase Plan (the “2006 Purchase Plan”) and reservation of a total of 175,000 shares of common stock for purchase under the 2006 Purchase Plan, and the amendment to the Company’s 1998 Stock Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance thereunder by 300,000 shares.

The Company’s and its subsidiaries’ employees are all eligible to participate in the 2006 Purchase Plan and purchase shares of the Company’s common stock through accumulated payroll deductions. A summary of the 2006 Purchase Plan is set forth in the Company’s definitive proxy statement relating to the 2006 annual meeting of stockholders filed with the Securities and Exchange Commission on April 18, 2006 (the “Proxy Statement”). The summary of the 2006 Purchase Plan contained in the proxy statement is qualified by and subject to the full text of the 2006 Purchase Plan filed as an exhibit to the Proxy Statement and incorporated by reference in its entirety herein.

A brief summary of the 1998 Stock Plan is included as part of the Proxy Statement. The summary of the 1998 Stock Plan contained in the proxy statement is qualified by and subject to the full text of the 1998 Stock Plan, which is filed as an exhibit to the Registrant’s Report on Form S-8 filed with the Securities and Exchange Commission on June 26, 1998 and incorporated by reference in its entirety herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED IMAGING CORP.

By:	/s/ Robin Stracey
Robin Stracey President & Chief Executive Officer

Date: May 30, 2006

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